UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2009

SELECTICA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-29637	77-0432030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1740 Technology Drive, Suite 450

San Jose, CA 95110

(408) 570-9700

(Addresses, including zip code, and telephone numbers,

including area code, of principal executive offices)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03	Material Modification to Rights of Security Holders.

On April 27, 2009, Selectica, Inc. (the “Company”) entered into Amendment 2 (the “Amendment”), between the Company and Wells Fargo Bank, N.A., as Rights Agent (“Wells Fargo”), to the Amended and Restated Rights Agreement dated January 2, 2009, as amended, (the “Rights Agreement”) between the Company and Computershare Trust Company N.A. (“Computershare”).

The Amendment, which is effective as of May 8, 2009, removes Computershare as Rights Agent under the Rights Agreement, appoints Wells Fargo as Rights Agent under the Rights Agreement and makes certain technical amendments.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, attached hereto as Exhibit 4.3 and incorporated herein by reference, the full text of the Amended and Restated Rights Agreement, which was attached as Exhibit 4.1 to the Form 8-K filed by the Company on January 5, 2009 and incorporated herein by reference, and to the full text of Amendment 1 to Amended and Restated Rights Agreement, which was attached as Exhibit 4.2 to the Form 8-K filed by the Company on January 28, 2009 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibits

Exhibit	Description

Exhibit 4.3	Amendment 2, between Selectica, Inc., and Wells Fargo Bank, N.A., as Rights Agent, to the Amended and Restated Rights Agreement dated January 2, 2009, as amended, between Selectica, Inc., and Computershare Trust Company, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SELECTICA, INC.

DATE: April 28, 2009	By:	/s/ Richard Heaps
Richard Heaps
Chief Financial Officer and General Counsel

EXHIBIT INDEX

Exhibit No.	Exhibit

Exhibit 4.3	Amendment 2, between Selectica, Inc., and Wells Fargo Bank, N.A., as Rights Agent, to the Amended and Restated Rights Agreement dated January 2, 2009, as amended, between Selectica, Inc., and Computershare Trust Company, N.A.